Exhibit 31.2

SECTION 302 CERTIFICATION

I, John T. Blake, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A for the period ended December 31, 2019 of Second Sight Medical Products, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 28, 2020
/s/ John T. Blake
John T. Blake
Chief Financial Officer